Valeritas Announces Reverse Stock Split

BRIDGEWATER, New Jersey, May 17, 2019 --- Valeritas Holdings, Inc. (NASDAQ: VLRX), a medical technology Company and maker of V-Go® Wearable Insulin Delivery device, a simple, all-in-one, wearable insulin delivery option for patients with diabetes, today announced that its Board of Directors has declared a 1-for-20 reverse stock split of the Company’s common stock, which will be effective for trading purposes upon the commencement of trading on May 20, 2019. At that time, each 20 shares of issued and outstanding common stock and equivalents will be converted into one share of common stock. Any fractional shares that would result from the reverse stock split will be settled in cash. Shareholders holding share certificates will receive information from West Coast Stock Transfer, the Company's transfer agent, regarding the process for exchanging their shares of common stock.

The reverse stock split was approved by Valeritas’ stockholders at the Company’s annual meeting of stockholders held on May 16, 2019. The Company's common stock will continue to trade under the symbol "VLRX" but will have a new CUSIP number (91914N 301).

Shareholders with questions may contact the Company’s transfer agent at West Coast Stock Transfer by calling 619.664.4780.

Additional information about the reverse stock split can be found in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2019, a copy of which is available at www.sec.gov.

About Valeritas Holdings, Inc.

Valeritas is a commercial-stage medical technology Company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas’ flagship product, V-Go® Wearable Insulin Delivery device, is a simple, affordable, all-in-one basal-bolus insulin delivery option for patients with type 2 diabetes that is worn like a patch and can eliminate the need for taking multiple daily shots. V-Go administers a continuous preset basal rate of insulin over 24 hours, and it provides discreet on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Marlborough, Massachusetts.

More information is available at www.valeritas.com and our Twitter feed @Valeritas_US, www.twitter.com/Valeritas_US.

Forward-Looking Statements

This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, Valeritas' expected cash burn rate and its ability to continue to increase new and total prescription growth, the effects of the reverse stock split on the trading price of Valeritas’ common stock, in both the short and long-term; the inherent uncertainties associated with developing new products or technologies, the ability to continue to commercialize the V-Go® Wearable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Statements or claims made by third parties regarding the efficacy or functionality of V-Go as compared to other products are statements made by such individual and should not be taken as evidence of clinical trial results supporting such statements or claims. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.  Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.

Investor Contacts:
Lynn Pieper Lewis or Greg Chodaczek
Gilmartin Group
646-924-1769
ir@valeritas.com

Media Contact:
Kevin Knight
Knight Marketing Communications, Ltd.
206-451-4823
pr@valeritas.com